UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

tem 5.07	Submission of Matters to a Vote of Security Holders.

On April 7, 2016, Biglari Holdings Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).   The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 1,998,836, representing approximately 96.70% of the 2,066,864 shares outstanding and entitled to vote at the Meeting.  The matters voted on by shareholders and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set forth below.

Proposal 1.  To elect the nominees listed below as directors of the Company:

	FOR	WITHHOLD
Sardar Biglari	1,439,765	379,308
Philip L. Cooley	1,412,497	406,576
Kenneth R. Cooper	1,140,691	678,382
James P. Mastrian	1,241,726	577,347
Ruth J. Person	1,241,431	577,642

William L. Johnson retired from the Board of Directors at the Meeting, and the authorized number of directors was reduced to five upon his retirement.

There were 179,763 broker non-votes with respect to the election of directors.

Proposal 2.  To ratify the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016:

1,990,222	6,049	2,565
For	Against	Abstentions

Proposal 3.  To vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Company’s proxy statement with respect to the Meeting:

1,228,420	585,912	4,741	179,763
For	Against	Abstentions	Non-votes

Proposal 4.  To consider and act upon The Humane Society of the United States’ shareholder proposal, as described in the Company’s proxy statement with respect to the Meeting:

478,367	1,327,128	13,578	179,763
For	Against	Abstentions	Non-votes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 13, 2016	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller